UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2019

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (386) 252-9601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On May 1, 2019, shareholders of Brown & Brown, Inc. (the “Company”) approved the Brown & Brown, Inc. 2019 Stock Incentive Plan (the “SIP”). A brief summary of the SIP was included as part of Proposal 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2019 (the “Proxy Statement”). The summary of the SIP contained in the Proxy Statement is qualified in its entirety by reference to the full text of the SIP, which is filed as Exhibit 10.1 to this report and is incorporated in response to this Item by reference thereto.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 1, 2019, the Company held its Annual Meeting of Shareholders (the “Meeting”). Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.
A total of 281,829,199 shares were outstanding and entitled to vote as of February 25, 2019 (the record date for the Meeting). Of this amount 265,438,685 shares, representing approximately 94.18% of the total number of shares outstanding, were represented in person or by proxy, constituting a quorum for the transaction of business, and were voted at the Meeting.
At the Meeting, shareholders elected J. Hyatt Brown, Samuel P. Bell, III, Hugh M. Brown, J. Powell Brown, Bradley Currey, Jr., Lawrence L. Gellerstedt III, James C. Hays, Theodore J. Hoepner, James S. Hunt, Toni Jennings, Timothy R.M. Main, H. Palmer Proctor, Jr., Wendell S. Reilly and Chilton D. Varner to serve as directors until the next annual meeting of shareholders and until their respective successors are elected and qualified.
The table below sets out the number of votes cast for, and votes withheld from, each director:

Director	Votes For	Votes Withheld	Broker Non-Votes
J. Hyatt Brown	230,690,758	17,288,998	17,458,929
Samuel P. Bell, III	230,867,843	17,111,913	17,458,929
Hugh M. Brown	243,194,709	4,785,047	17,458,929
J. Powell Brown	245,915,879	2,063,877	17,458,929
Bradley Currey, Jr.	229,466,254	18,513,502	17,458,929
Lawrence L. Gellerstedt III	247,672,260	307,496	17,458,929
James C. Hays	235,232,274	12,747,482	17,458,929
Theodore J. Hoepner	230,564,477	17,415,279	17,458,929
James S. Hunt	242,890,948	5,088,808	17,458,929
Toni Jennings	246,053,044	1,926,712	17,458,929
Timothy R.M. Main	238,576,316	9,403,440	17,458,929
H. Palmer Proctor, Jr.	247,321,287	658,469	17,458,929
Wendell S. Reilly	234,431,009	13,548,747	17,458,929
Chilton D. Varner	243,430,054	4,549,702	17,458,929

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2019. Of the shares voted, 259,612,502 voted in favor, 5,748,209 voted against and 77,974 abstained.

The shareholders approved, on an advisory basis, the compensation of the Named Executive Officers. Of the shares voted, 236,318,525 voted in favor, 11,497,494 voted against and 163,734 abstained. There were also 17,458,929 broker non-votes.

The shareholders approved the Company’s 2019 Stock Incentive Plan (“SIP”). Of the shares voted, 232,489,394 voted in favor, 15,348,243 voted against and 142,115 abstained. There were also 17,458,929 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibit is filed herewith:

10.1        Brown & Brown, Inc. 2019 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC.
(Registrant)

By:/S/ ROBERT W. LLOYD
Robert W. Lloyd
Executive Vice President, Secretary and General Counsel

Date: May 2, 2019